                                                                    EXHIBIT 2.03
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           LIBERTY MEDIA CORPORATION

  LIBERTY MEDIA CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, HEREBY CERTIFIES AS FOLLOWS:

    (1) THE NAME OF THE CORPORATION IS LIBERTY MEDIA CORPORATION. THE ORIGINAL CERTIFICATE OF INCORPORATION OF THE CORPORATION WAS FILED ON SEPTEMBER 30, 1994. THE NAME UNDER WHICH THE CORPORATION WAS ORIGINALLY INCORPORATED IS LIBERTY MEDIA CORPORATION.

    (2) THIS RESTATED CERTIFICATE OF INCORPORATION AMENDS AND RESTATES IN ITS ENTIRETY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION.

    (3) PURSUANT TO SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, THE TEXT OF THE CERTIFICATE OF INCORPORATION IS HEREBY RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                                   ARTICLE I

                                      NAME

  The name of the corporation is Liberty Media Corporation (the "Corporation").

                                   ARTICLE II

                               REGISTERED OFFICE

  The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

                                  ARTICLE III

                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                   ARTICLE IV

                                AUTHORIZED STOCK

  The total number of shares of capital stock which the Corporation shall have
authority to issue is [               ] shares, of which [            ] shares
shall be common stock ("Common Stock") and [              ] shares shall be
preferred stock ("Preferred Stock"). Said shares of Common Stock shall be
divided into the following classes: (a) [         ] shares shall be designated
as Class A Common Stock with a par value of $1.00 per share ("Class A Common
Stock"); (b) [          ] shares shall be designated as Class B Common Stock
with a par value of $1.00 per share ("Class B Common Stock"); and (c)
[         ] shares shall be designated as Class C Common Stock with a par value of $1.00 per share ("Class C Common Stock"). Said shares of Preferred Stock shall be all of one class with a par value of $.01 per share, and shall be issued in one or more series as set forth in Section B below.

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                                   SECTION A

                   CLASS A COMMON STOCK, CLASS B COMMON STOCK

                            AND CLASS C COMMON STOCK

  Each share of the Class A Common Stock, each share of the Class B Common Stock and each share of Class C Common Stock of the Corporation shall, except as otherwise provided in this Article IV, Section A, be identical in all respects and shall have equal rights and privileges.

  1. Voting Rights.

  Holders of Common Stock shall be entitled to one (1) vote for each share of such stock held on all matters presented to such stockholders. The holders of outstanding shares of Class A Common Stock shall vote separately as a class with respect to any election of Class A Directors (as defined below). The holders of outstanding shares of Class B Common Stock shall vote separately as a class with respect to any election of Class B Directors (as defined below). The holders of outstanding shares of Class C Common Stock shall vote separately as a class with respect to any election of Class C Directors (as defined below). Except as set forth above or as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Certificate, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock, the holders of outstanding shares of Class C Common Stock and the holders of outstanding shares of each series of Preferred Stock shall vote together as one class with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of any class of Common Stock or any series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

  2. Conversion Rights.

  Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall not be convertible, whether at the option of the holder thereof or of the Company, into shares of any other class of Common Stock of the Company.

  3. Dividends.

  Subject to subparagraph 4 of this Section A, whenever a dividend is paid to the holders of shares of any class of Common Stock, the Corporation also shall pay an equal per share dividend to the holders of each other class of Common Stock of the Corporation. Dividends shall be payable only as and when declared by the Board of Directors out of funds legally available therefor.

  4. Share Distributions.

  If at any time a distribution paid in Class A Common Stock, Class B Common Stock, Class C Common Stock or any other securities of the Corporation or any other entity (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock, Class B Common Stock or Class C Common Stock, such share distribution may be declared and paid only as follows:

    (i) a share distribution consisting of shares of Class A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, on an equal per share basis; or consisting of shares of Class B Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock, Class C

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  Common Stock and Class A Common Stock, on an equal per share basis; or
  consisting of shares of Class C Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock, Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or like convertible securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock and, on an equal per share basis, shares of Class C Common Stock (or like convertible securities convertible into or exercisable or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Corporation or any other entity other than Class A Common Stock, Class B Common Stock or Class C Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, Class B Common Stock or Class C Common Stock), on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock.

  The Corporation shall not reclassify, subdivide or combine the Class A Common Stock without reclassifying, subdividing or combining the Class B Common Stock and the Class C Common Stock, each on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Class B Common Stock without reclassifying, subdividing or combining the Class A Common Stock and the Class C Common Stock, each on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Class C Common Stock without reclassifying, subdividing or combining the Class A Common Stock and the Class B Common Stock, each on an equal per share basis.

  5. Liquidation and Mergers.

  Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Class C Common Stock shall share equally, on an equal per share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 5.

                                   SECTION B

                                PREFERRED STOCK

  The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

    (1) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

    (2) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series

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  shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

    (3) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

    (4) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another entity, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

    (5) the voting rights, if any, of the holders of a particular series; and

    (6) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

  All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights, except as may be required by the laws of the State of Delaware.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

  The governing body of the Corporation shall be the Board of Directors. The number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution; provided, that the number of directors shall always be a multiple of three (3) divided evenly among Class A Directors, Class B Directors and Class C Directors. Election of directors need not be by written ballot. No series of Preferred Stock shall be entitled to elect any additional directors, although the terms of any series of Preferred Stock may provide that the shares of such series are entitled to vote in elections of Class A Directors, Class B Directors and/or Class C Directors.

                                   SECTION B

                                 TERM OF OFFICE

  The Corporation shall have three classes of directors: Class A, Class B and Class C (the directors of each such class being a "Class A Director", a "Class B Director" or a "Class C Director", respectively). Subject to the last sentence of Section A of this Article V, the Class A Directors shall be elected by the holders of the Class A Common Stock, voting as a separate class, the Class B Directors shall be elected by the holders of the Class B Common Stock, voting as a separate class, and the Class C Directors shall be elected by the holders of the Class C Common Stock, voting as a separate class. Each class of directors shall consist of a number of directors equal to one-third (33 1/3%) of the then authorized number of members of the Board of Directors. The initial term of office of the Class A Directors shall expire at the annual meeting of stockholders in 2000; the initial term of office of the Class B Directors shall expire at the annual meeting of stockholders in 2006; and the initial term of office of the Class C Directors shall expire at the annual meeting of stockholders in 2009. At each annual meeting of stockholders of the Corporation the successors of that class or classes of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of

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stockholders held, in the case of the Class A Directors, in the following year, in the case of the Class B Directors, in the seventh year following the year of such election and, in the case of the Class C Directors, in the tenth year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

                                   SECTION C

                              REMOVAL OF DIRECTORS

  Notwithstanding any provision of the Certificate of Incorporation or the Bylaws, any removal of a director may only be acted upon at a special meeting of stockholders called for such purpose on sixty days' prior written notice (which notice shall also be provided to each member of the Board of Directors). Directors may be removed from office only for cause upon the affirmative vote of the holders of 75% of the then outstanding Class A Common Stock (in the case of Class A Directors), Class B Common Stock (in the case of Class B Directors), or Class C Common Stock (in the case of Class C Directors) entitled to vote at any election of directors of the applicable class. For such purposes, "cause" shall mean the conviction of a felony including moral turpitude.

                                   SECTION D

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

  Vacancies among the Class A Directors, the Class B Directors or the Class C Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of Class A Directors, Class B Directors or Class C Directors, shall be filled by the affirmative vote of a majority of the remaining directors of the applicable class of directors then in office (even though less than a quorum) or by the sole remaining director of such class (if there be one). Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No increase or decrease in the number of directors shall be made if after such increase or decrease the number of Class A Directors, Class B Directors and Class C Directors would not be equal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   SECTION E

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

1. Limitation On Liability.

  To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this subparagraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2. Indemnification.

  a. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership,

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limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

  b. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this subparagraph 2 or otherwise.

  c. CLAIMS. If a claim for indemnification or payment of expenses under this subparagraph 2 is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  d. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this subparagraph 2 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

  e. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

3. Amendment or Repeal.

  Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F

                              AMENDMENT OF BYLAWS

  The Board of Directors of the Corporation is hereby expressly authorized and empowered to adopt, amend, or repeal any provision of the bylaws of the Corporation except as and to the extent provided in the bylaws.

                                   SECTION G

                             REQUIRED MAJORITY VOTE

  All actions taken by the Board of Directors shall be authorized by the affirmative vote at a meeting of not less than a Required Majority or by unanimous written consent. The term "Required Majority" means a majority of the total number of members of the Board of Directors as constituted from time to time, provided that such majority includes a majority of the Class B Directors and Class C Directors.

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                                   ARTICLE VI

                                      TERM

  The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

  The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

  Stockholder action may be taken only at an annual or special meeting. Special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation only (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as defined below) or (ii) at the request of at least 66 2/3% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Election of directors need not be by written ballot.

                                   SECTION B

                      STOCKHOLDER ACTION WITHOUT A MEETING

  Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied."

                                    .  .  .

  (4) EFFECTIVE UPON THE FILING OF THIS RESTATED CERTIFICATE OF INCORPORATION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, EACH SHARE OF THE COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF THE CORPORATION THAT IS ISSUED AND OUTSTANDING SHALL THEREUPON BE RECLASSIFIED AND CHANGED, IPSO FACTO AND WITHOUT ANY OTHER ACTION ON THE PART OF THE STOCKHOLDERS THEREOF, INTO [ 1/3] SHARE OF CLASS A COMMON STOCK, [ 1/3] SHARE OF CLASS B COMMON STOCK AND [ 1/3] SHARE OF CLASS C COMMON STOCK. SUCH SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK SHALL BE FULLY PAID AND NONASSESSABLE.

  (5) THE CAPITAL OF LIBERTY MEDIA CORPORATION WILL NOT BE REDUCED UNDER OR BY REASON OF THIS RESTATED CERTIFICATE OF INCORPORATION.

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  IN WITNESS WHEREOF, LIBERTY MEDIA CORPORATION has caused this certificate to
be signed by         , its          and attested by         , its Secretary,
this    day of     , 1999.

ATTEST:

By: _________________________________
  [Name]
  [Title]

                                          -------------------------------------
                                                         [Name]

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                           LIBERTY MEDIA CORPORATION
                             A Delaware Corporation

                                     BYLAWS

                               ----------------

                                   ARTICLE I

                                  STOCKHOLDERS

  Section 1.1 Annual Meeting.

  An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

  Section 1.2 Special Meetings.

  Special meeting of stockholders shall be called by the Secretary as and when provided for by the Certificate of Incorporation, as amended from time to time (the "Certificate"). Special meetings of stockholders for any purpose or purposes may be held at such time and place either within or without the State of Delaware as may be stated in the notice.

  Section 1.3 Notice of Meetings.

  Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, the Secretary, or any other officer, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate.

  Section 1.4 Quorum.

  Except as otherwise provided by law or in the Certificate or elsewhere in these Bylaws, at any meeting of stockholders the holders of a majority in voting power of the outstanding shares of each class of common stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting power of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.

  Section 1.5 Adjournment.

  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 1.6 Organization.

  The Chairman of the Board, if any, or in his absence the Vice Chairman of the Board of Directors, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board or the Vice Chairman.

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  The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

  Section 1.7 Voting.

  Except as otherwise provided by law, the Certificate or elsewhere in these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of shares of capital stock of the Corporation entitled to vote thereon, who are present in person or by proxy, shall decide such question. At any meeting duly called and held for the election of a particular class of directors at which a quorum is present, directors of such class shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of the applicable class of common stock of the Corporation as set forth in the Certificate, who are present in person or by proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

  Section 2.1 Number and Term of Office.

  The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors of at least three directors. The number and term of office of the members of the Board of Directors shall be determined as set forth in the Certificate.

  Section 2.2 Chairman of the Board.

  The directors may elect one of their members to be Chairman of the Board of Directors and a Vice Chairman. The Chairman and the Vice Chairman shall be subject to the control of and may be removed from such office by the Board of Directors. The Chairman and the Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

  Section 2.3 Meetings.

  The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

  Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President or by a majority of the directors then in office.

  Section 2.4 Notice of Special Meetings.

  The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least 5 days before the meeting, or by telegram, cable, facsimile transmission or personal service at least 24 hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

  Section 2.5 Quorum and Organization of Meetings.

  Two-thirds of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those

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present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, or unless the Certificate or these Bylaws requires a greater vote, a majority of the whole Board present at any meeting at which a quorum is present may decide any question brought before such meeting; provided, that any such majority shall include a majority of the Class B Directors and Class C Directors (such a majority, a "Required Majority"). Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

  Section 2.6 Committees.

  The Board of Directors may, by resolution passed by a Required Majority, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

  Section 2.7 Action Without Meeting.

  Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors to take any action required or permitted to be taken by them without a meeting.

  Section 2.8 Telephone Meetings.

  Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

  Section 3.1 Executive Officers.

  The executive officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Treasurer and one or more Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.


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  Section 3.2 Powers and Duties.

  The Chairman of the Board, if any, or, in his absence, the Vice Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board and the Vice Chairman shall also have such additional powers and duties as may be prescribed for such offices from time to time by the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, an officer appointed by the President, or if the President fails to make such appointment, by the Board of Directors, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES

  Section 4.1 Resignations.

  Any director or officer of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

  Section 4.2 Removals.

  The Board of Directors, by a Required Majority vote, at any meeting thereof, or by unanimous written consent, at any time, may, to the extent permitted by otherwise applicable Delaware law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

  Section 4.3 Vacancies.

  Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause, may be filled at any time by a Required Majority of the directors, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.

                                   ARTICLE V

                                 CAPITAL STOCK

  Section 5.1 Stock Certificates.

  The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

  Section 5.2 Transfer of Shares.

  Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

  Section 5.3 Fixing Record Date.

  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing

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without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

  Section 5.4 Lost Certificates.

  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

  Section 5.5 Regulations.

  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                                 MISCELLANEOUS

  Section 6.1 Corporate Seal.

  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

  Section 6.2 Fiscal Year.

  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

  Section 6.3 Notices and Waivers Thereof.

  Whenever any notice whatsoever is required by law, the Certificate or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such person at his or her address as it appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

  Whenever any notice is required to be given by law, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

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  Section 6.4 Stock of Other Corporations or Other Interests.

  Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII

                                   AMENDMENTS

  The holders of shares of capital stock entitled at the time to vote in any general election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of the holders of not less than a majority in voting power of the outstanding shares of each class of common stock of the Corporation, voting as separate classes, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a Required Majority.

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